                                                                EXHIBIT 10.2

                   FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                        FOR GERSHON WELTMAN, Ph.D.


    This Amendment to Employment Agreement is made and entered into on October 22, 1991, by and between Perceptronics, Inc., a Delaware Corporation (hereinafter referred to as "Employer"), and GERSHON WELTMAN, Ph.D. (hereinafter referred to as "Employee"), with reference to the following:

    WHEREAS, Employer and Employee entered into an Employment Agreement effective on August 1, 1989 (the "Agreement"), which Agreement provides for a five-year term; and

    WHEREAS, in order to insure the continued loyalty and service of Employee, Employer and Employee desire to amend the Agreement to provide for automatic renewal of the term thereof;

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and in the Agreement, the parties hereby amend the Agreement in the following respects:

    1. Paragraph 3 of the Agreement is hereby amended to read in full as follows:

              "3.       TERM OF AGREEMENT

              The term of this Agreement shall be for a period of five (5) years beginning August 1, 1991, subject, however, to prior termination as provided herein. Subject to such termination provisions, the term of this Agreement shall be automatically extended for successive one-year periods beginning on August 1, 1992, and each August 1 thereafter, unless either party shall give the other party written notice of its election not to extend the term of this Agreement at least 30 days prior to August 1 of any year. Upon the giving of such notice of election not to extend, this Agreement shall remain in effect for the remaining balance of the term hereof."

    2. There is hereby added to the Agreement a new paragraph 22 which shall read as follows:

              "22.      NOTICES

              Each party shall give the other party 30 days prior written notice of its intention to terminate this Agreement pursuant to Paragraph 7.1 or 7.2(a) hereof.

              Any notice or demand required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and if personally delivered or sent by registered or certified mail, return receipt requested, with postage prepaid:

                                       if to Employer:

                                            Perceptronics, Inc.
                                            21135 Erwin Street
                                            Woodland Hills, CA 91367

                                            Attn:  Corporate Secretary

                                       if to Employee:

                                            Gershon Weltman

                                            -------------------------------

                                            -------------------------------

              Either party may change the address to which notices are to be sent to it or him by giving ten days' written notice of such change of address to the other party in the manner above provided for giving notice. Notices will be considered delivered on the date of personal delivery or on the date of deposit in the United States mail in the manner above provided for giving notice by mail."

    Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect without alteration or modification.

    IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                                       PERCEPTRONICS, INC.


                                       By:   /s/ Amos Freedy
                                            -------------------------------
                                            AMOS FREEDY
                                            Chief Operating Officer


                                       By:   /s/ Sarah A.S. Goldberg
                                            -------------------------------
                                            SARAH A.S. GOLDBERG
                                            Corporate Secretary


                                       /s/ Gershon Weltman
                                       -------------------------------------
                                       GERSHON WELTMAN, Ph.D.

                                                                    EXHIBIT 10.2

                            EMPLOYMENT AGREEMENT
                                    FOR
                           GERSHON WELTMAN, Ph.D.

     THIS AGREEMENT is made and entered into to be effective on August 1, 1989, by and between PERCEPTRONICS, a California corporation (hereinafter referred to as "Employer") and GERSHON WELTMAN, Ph.D. (hereinafter referred to as "Employee"), with reference to the following:

     WHEREAS, Employee is currently employed as the Chief Executive Officer of Employer and is rendering valuable service to Employer in that capacity pursuant to a five (5) year employment agreement effective as of August 1, 1984; and

     WHEREAS, the above referenced employment agreement between Employer and Employee expires on July 31, 1989, and

     WHEREAS, it is the desire of Employer and Employee to ensure that Employer will continue to receive the benefit of Employee's loyalty and service; and

     WHEREAS, in order to help ensure that Employer will continue to receive the benefit of Employee's loyalty and service, the parties desire to enter into this formal employment agreement (hereinafter referred to as the "Employment Agreement" or simply the "Agreement") to provide Employee with appropriate compensation and retirement arrangements, and to assure Employee of employment stability by preparing for the contingencies of change in management and control of Employer which might otherwise adversely impact on Employee's performance and ability to contribute to Employer's continued growth;

    NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   EXPIRATION OF EXISTING EMPLOYMENT AGREEMENT

          The parties hereby acknowledge that the existing employment agreement dated to be effective on August 1, 1984 shall expire on July 31, 1989. Effective August 1, 1989, the parties intend that this Employment Agreement shall be the sole arrangement defining the rights and obligations of the parties with respect to the matters discussed herein.

     2.   SCOPE OF EMPLOYMENT

     2.1  EMPLOYMENT

          Employer hereby employs Employee and Employee hereby accepts employment on the terms and conditions described herein.

     2.2  DESCRIPTION OF SERVICES

          Employee agrees to devote his full working time and attention to working as the Chairman of the Board of Directors and Chief Executive Officer for Employer. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board, as the Chief Executive Officer, Employee shall have general supervision, direction and control of the business and the officers of Employer. He shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, specifically including, but not by way of limitation, the powers and duties required to manage commercial product development and marketing for Employer, manage S.E.C. compliance of Employer, manage personnel for Employer, manage special projects for Employer, and head up the product subsidiary operations of Employer. Expenditure of reasonable amounts of time for personal or outside business, and charitable and professional activities shall not be deemed a breach of this Agreement, provided that those activities do not materially interfere with the services required to be rendered to Employer under this Agreement.

     2.3  EMPLOYER'S AUTHORITY

          Employee agrees to observe and comply with Employer's rules and regulations as adopted by Employer's Board of Directors regarding performance of his duties, and to carry out and perform those orders, directions and policies periodically established and set forth by Employer with respect to his employment.

     2.4  NONCOMPETITION BY EMPLOYEE

          During the period of Employee's active employment under this Agreement, Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of Employer. This restrictive covenant shall not apply following termination of Employee's employment with Employer, notwithstanding the fact that Employee may be entitled to receive severance benefits as provided herein.

     3.   TERM OF AGREEMENT

          The term of this Agreement shall be for a period of five (5) years beginning on the effective date set forth above, subject, however, to prior termination as provided for herein.

     4.   COMPENSATION PAYABLE TO EMPLOYEE

     4.1  GENERAL POLICY REGARDING ESTABLISHMENT OF BASE SALARY

          Employer agrees to pay Employee a base salary during the term of this Agreement in an amount to be established annually by Employer's Board of Directors with reference to negotiations with Employee (hereinafter referred to as the "Base Salary"); provided, however, that Employee's annual Base Salary shall never be set at an amount which is less than the minimum annual Base Salary amount computed pursuant to the terms of Paragraph 4.2 below.

     4.2  MINIMUM BASE SALARY DURING INITIAL TERM; COST OF LIVING ADJUSTMENTS

          During the first year of the term of this Agreement, Employee's minimum annual Base Salary shall be One Hundred Sixty-

Eight Thousand Dollars ($168,000.00). Each year during the balance of the term of this Agreement, Employee's minimum annual Base Salary shall be increased by an amount which is equal to the amount of Employee's annual Base Salary for the fiscal year 1988-1989, as increased (but never decreased) with reference to changes in the Consumer Price Index for "All Items"--Los Angeles/Anaheim/Riverside, published by the U.S. Department of Labor Business Labor Statistics.

     4.3  PAYMENT OF BASE SALARY

          Subject to the terms of Paragraph 5.1 herein below, which paragraph describes a deferred compensation arrangement adopted by Employer, Employee's Base Salary shall be paid at intervals convenient to Employer pursuant to the payroll schedule established by Employer's Board of Directors for all employees of Employer. All compensation payable as Base Salary to Employee shall be subject to the customary withholding tax and other employment taxes required with respect to compensation paid by Employer to its Employees.

     4.4  ANNUAL BONUSES

          In addition to the Base Salary set forth hereinabove, sixty (60) days following the end of each fiscal year, and subject only to Employee's election to defer receipt of a portion of said amount (provided Employer was profitable during said prior fiscal year), Employer may pay an annual bonus to Employee (hereinafter referred to as the "Annual Bonus") in an amount, if any, to be determined in the discretion of the Board of Directors.

     4.5  REIMBURSEMENT FOR BUSINESS EXPENSES

          During the period of his employment with Employer, Employee will be reimbursed for reasonable business expenses in accordance with the general policy of Employer as adopted by Employer's Board of Directors from time to time (hereinafter referred to as the "Expense Reimbursements").

     4.6  DEFINITION: TOTAL COMPENSATION

          For purposes of this Agreement, the term "Total Compensation" shall mean the annual Base Salary (as defined at Paragraph 4.1) and Annual Bonus (as defined at Paragraph 4.4).

     5.   FORMAL FRINGE BENEFITS ARRANGEMENTS

     5.1  DEFERRED COMPENSATION ARRANGEMENT

          During the term of this Agreement, Employer shall maintain the Employee Benefit Plan adopted in April, 198 (commonly referred to as the "401(k) Plan") and shall take all steps reasonably required in order to maintain the qualification of such plan under Section 401(k) of the Internal Revenue Code. Anything to the contrary notwithstanding, Employer's obligation to maintain said plan shall not impose any obligation on Employer to make any contributions to such plan.

     5.2  INCENTIVE STOCK OPTION ARRANGEMENT

          Employee shall be entitled to receive options to purchase Common Stock of Employer under Employer's 1982 Incentive Stock Option Plan and 1984 Non-Qualified Stock Option Plan, or such other stock option plans as may be adopted by Employer, at such times, in such amounts and on such terms as shall be recommended by Employer's Compensation Committee and approved by Employer's Board of Directors.

     5.3  COMPANY AUTOMOBILE

          Whenever during the term of this Agreement the Board of Directors approves car allowances for corporate officers of Employer, Employer shall provide Employee with the use of a luxury class automobile with optional equipment of Employee's election. Said automobile shall at no time be older than three (3) years. Employer shall pay all operating expenses of any nature whatsoever with regard to such automobile and shall procure and maintain in force an automobile liability insurance policy on such automobile, with coverage in the minimum amounts of One Million Dollars ($1,000,000.00) for bodily injury or death to one (1) person in one (1) accident, and Two Hundred Fifty Thousand Dollars ($250,000.00) for property damage in one (1) accident.

     6.   DISABILITY AND DEATH BENEFITS

     6.1  DISABILITY BENEFIT

          (a) If Employee becomes permanently disabled at any time during the term of this Agreement, resulting from bodily injury or disease which prevents Employee from engaging in further employment with Employer, Employee's obligation to render service hereunder shall terminate and Employer will become obligated to pay Employee as follows:

               (i) during the thirty-six (36) month period following the date the Employee becomes disabled, an amount equal to the greater of Ten Thousand Dollars ($10,000.00) per month or Employee's monthly benefit pursuant to the monthly disability insurance policy referred to in Paragraph
10.1 hereinbelow; and

               (ii) following said thirty-six (36) month period, the disability benefit pursuant to said disability insurance policy.

          (b) Payments shall commence on the first day of the first month after termination of employment by reason of said disability and shall continue throughout the term of Employee's disability.

     6.2  PRE-RETIREMENT DEATH BENEFIT

          If Employee dies during the term of this Agreement while employed on a full-time basis by Employer, Employer shall be obligated to pay Employee's designated beneficiary a lump sum payment in an amount not less than Five Hundred Thousand Dollars ($500,000.00). The parties acknowledge that Employer intends to fund its obligation under this Paragraph 6.2 by its payment of the insurance premiums on the life insurance policies referred to in Paragraph 10.2 hereinbelow.

     7. SEVERANCE BENEFITS PAYABLE ON EMPLOYEE'S VOLUNTARY OR INVOLUNTARY TERMINATION OF EMPLOYMENT

     7.1 GENERAL POLICY REGARDING EMPLOYER'S RIGHT TO TERMINATE EMPLOYER'S EMPLOYMENT

          Subject to all of the executory terms and provisions of this Agreement (specifically those providing for severance benefits payable to Employee upon early termination of employment with

Employer), Employer's Board of Directors reserves the right to terminate Employee's employment with Employer, in its sole discretion, prior to expiration of the term of this Agreement, provided that any such termination shall trigger Employee's rights to the severance benefit described in Paragraph 7.3(a) below.

     7.2  GENERAL POLICY REGARDING EMPLOYEE'S RIGHT TO RESIGN

          (a) Upon any "change in control" (as defined in subparagraph 7.2(b) below) of Employer, if Employee, in Employee's sole discretion, determines that due to said change in control, Employee would be impaired in any way in effectively discharging his duties hereunder, or if any reason of said change in control, Employee determines in his sole discretion that his responsibilities or position with Employer have been downgraded, Employee shall have the right to resign and terminate his employment prior to the expiration of the term of this agreement, and upon said resignation or early termination of employment, Employee shall be entitled to receive payment of the severance benefit described in Paragraph 7.3(b) below.

          (b) For purposes of this Agreement, a "change in control" shall be deemed to have occurred if:

               (i) The shareholders of Employer shall approve (1) any consolidation or merger of Employee or any subsidiary where the shareholders of Employer, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than fifty percent (50%) of all votes to which all shareholders of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors or where the members of the Board of Directors of Employer, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Employer, or (3) any plan or proposal for the liquidation or dissolution of Employer;

               (ii) Individuals who, as of the date hereof, constitute the entire Board of Directors of Employer (as of the date hereof the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than an election or nomination of an individual whose assumption of office is the result of an actual or threatened election contest relating to the election of directors of Employer, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall be, for purposes of this Agreement, considered as though such individual were an Incumbent Director;
or

               (iii) Any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than Employer, any of its subsidiaries, any employee benefit plan of Employer or any of its subsidiaries or any entity organized, appointed or established by Employer for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Employer representing in the aggregate fifteen percent (15%) or more of either (1) the then outstanding shares of common stock of Employer ("Common Shares"), or (2) the combined voting power of all then outstanding securities of Employer having the right under ordinary circumstances to vote in an election of the Board of Directors of Employer ("Voting Securities") (in either such case, other than as a result of acquisitions of such securities directly from Employer).

Notwithstanding the foregoing, a "change in control" shall not be deemed to have occurred for purposes of the foregoing clause 7.2(b)(iii) solely as the result of an acquisition of securities by Employer which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (1) the proportionate number of Common Shares beneficially owned by any person to fifteen percent (15%) or more of the Common Shares then outstanding, or (2) the proportionate voting power represented by the Voting Securities beneficially owned by any peron to fifteen percent (15%) or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any person referred to in clause (1) or (2) of this sentence shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a "change in control" shall be deemed to have occurred for purposes of the foregoing clauses 7.2(b)(iii).

          (c) The definition of change in control expressly excludes any change in control resulting from the exercise of the Convertible Debentures of Employer outstanding as of the effective date this Agreement or any issuance of securities or other transaction which is approved by the Incumbent Directors and arises out of the engagement by Employer of Bear Stearns, Inc.

     7.3  SEVERANCE BENEFITS

          If Employee's employment with Employer is terminated involuntarily by Employer for any reason other than criminal misconduct or gross neglect of duties, or on Employee's resignation or other voluntary withdrawal from employment with Employer in the event of a "change in control" of Employer (as that term is defined hereinabove), then Employer shall be obligated to pay Employee a severance benefit in an amount described in this paragraph as follows:

          (a) SEVERANCE BENEFIT PAYABLE FROM EMPLOYEE'S INVOLUNTARY TERMINATION OF EMPLOYMENT

               If Employer's Board of Directors terminates Employee's employment for any reason (other than Employee's criminal misconduct or gross neglect of duties). Employee shall be entitled to receive a severance pay benefit equal to three (3) times Employee's Total Compensation earned by Employee during Employer's fiscal year immediately preceding said termination. This benefit shall be payable in thirty-six (36) equal monthly installments, without interest, with the first such installment due and payable thirty (30) days following the date of said termination. The severance payments payable to Employee pursuant to this subparagraph 7.3(a) shall be in lieu of any obligation of Employer under Paragraph 4.

        (b) SEVERANCE BENEFITS PAYABLE UPON EMPLOYEE'S VOLUNTARY
            TERMINATION OR RESIGNATION

            If Employee elects to resign and terminates employment early pursuant to the terms of this Agreement set forth above at Paragraph 7.2, Employee shall be entitled to receive the following severance pay benefits:

            (i) During the first year following termination of employment, Employee shall be entitled to receive a severance pay benefit, payable in equal monthly installments, with the total amount of such installments during said year equal to sixty percent (60%) of Employee's Total Compensation earned by Employee during Employer's fiscal year immediately preceding said termination;

            (ii) During the second year following termination of employment, Employee shall be entitled to receive a severance pay benefit, payable in equal monthly installments, with the total amount of such installments during said year equal to fifty percent (50%) of Employee's Total Compensation earned by Employee during Employer's fiscal year immediately preceding said termination; and

            (iii) During the third year following termination of employment, Employee shall be entitled to receive a severance pay benefit, payable in equal monthly installments, with the total amount of such installments during said year equal to forty percent (40%) of Employee's Total Compensation earned by Employee during Employer's fiscal year immediately preceding said termination.

     7.4  LIMITATION ON SEVERANCE BENEFIT PAYMENTS TO EMPLOYEE

          Notwithstanding anything herein to the contrary, the present value of the severance benefits payable to Employee pursuant to Paragraph 7.3(a) or
(b) above shall not exceed two hundred ninety-nine percent (299%) of Employee's "Base Amount" as that term in defined in Internal Revenue Code
Section 280G and the regulations thereunder. The present value of said severance benefits shall be determined using the discount rate required under Internal Revenue Code Section 280G.

     7.5  SEVERANCE BENEFIT EXCLUSION

          The severance benefits described in Paragraph 7.3 above shall not be payable upon termination of employment by reason of a disability or death, pursuant to which Employer becomes obligated to pay the disability or death benefits provided for in Paragraph 6 above.

     8.   VACATION AND SICK LEAVE; LEAVE OF ABSENCE

     8.1  VACATION AND SICK LEAVE

          Employee shall be entitled, without loss of compensation, to an annual vacation and to annual sick leave pursuant to the policies established from time to time by Employer's Board of Directors. Vacation time shall be deemed to be earned by Employee ratably during each employment year, and upon termination of this Agreement for any reason, the salary applicable to any excess vacation time which has been utilized by Employee shall be considered as an indebtedness of Employee to Employer which is due and payable upon the date of termination.

     8.2  LEAVES OF ABSENCE

          Employee shall be entitled to such additional time without loss of compensation for attendance at meetings, conventions and post-graduate courses as the Board of Directors of Employer shall, from time to time, determine. The Board of Directors of Employer may, in its sole discretion, permit Employee to take an additional leave of absence from employment, in which event Employee's salary may be reduced by agreement of the parties; provided, however, during such leave of absence, all other terms of this Agreement will continue in full force and effect.

     9.   RIGHTS IN AND TO INVENTIONS AND PATENTS

     9.1  DESCRIPTION OF PARTIES' RIGHTS

          Employee agrees that as to any inventions made by him during the term of his employment, solely or jointly with others, which are made with Employer's equipment, supplies, facilities, trade secrets or time, or which relate to the business of Employer or Employer's actual or demonstrably anticipated research or development, or which result from any work performed by Employee for Employer, such inventions shall belong to Employer. Employee also agrees that Employer shall have the right to keep such inventions as trade secrets, if Employer chooses.

     9.2  EXCLUSIONS

          This Agreement does not apply to any inventions which are the subject of Section 2870 of the California Labor Code.

     9.3  DISCLOSURE REQUIREMENTS

          For the purposes of this Agreement, an invention is deemed to have been made during the period of Employee's employment if, during such period, the invention was conceived or first actually reduced to practice, and Employee agrees that any patent application filed within a year after termination of his employment shall be presumed to relate to an invention made during the term of Employee's employment unless he can provide evidence to the contrary. In order to permit Employer to claim rights to which he may be entitled, Employee agrees to disclose to Employer in confidence all inventions which Employee makes during the course of his employment and all patent applications filed by Employee within a year after termination of his employment.

     9.4  COOPERATION OF PARTIES

          Employee shall assist Employer in obtaining patents on all inventions, designs, improvements, and discoveries deemed patentable by Employer in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent, to vest full and extensive title thereto, and to protect the same against infringement by others.

    10.   INSURANCE POLICIES

    10.1  DISABILITY INSURANCE POLICIES

          (c) Employer, in order to help fund its obligations under Paragraph 6.1 of this Agreement, has acquired a disability income insurance policy on Employee from PAUL REVERE, policy number 01022184630, attached hereto as Exhibit "A." Any subsequent policy acquired by Employer shall provide for benefit payment periods and monthly benefit amounts not less than those periods and amounts in the existing policy described at Exhibit "A" attached hereto.

          (d) Employee shall be the sole owner and beneficiary of the disability policies acquired, but Employer shall pay all premiums for said policies. Proceeds payable upon disability of Employee shall reduce and be deemed to satisfy Employer's obligation to make disability payments hereunder on a dollar for dollar basis.

     10.2  LIFE INSURANCE POLICIES

          Employer, in order to help fund its obligations under Paragraph 6.2 hereof, will maintain and pay all premiums on a life insurance policy on Employee's life from EXECUTIVE LIFE, policy number C 115540591L, attached hereto as Exhibit "B." Notwithstanding Employer's obligation to make premium payments on the insurance policy, such policy shall be owned outright and held by Employee, and Employer shall not have any right to borrow against or otherwise encumber the policy.

     10.3  LIABILITY OF THE INSURANCE EMPLOYER

          An insurance company insuring Employee pursuant to this Agreement;

          (a) Shall not be deemed to be a party to this Agreement for any purpose and shall not in any way be responsible for its validity;

          (b) Shall not be obligated to inquire as to the distribution of any monies payable or paid by it under any policy issued pursuant to this Agreement;

          (c) Shall be fully discharged from any and all liability under the terms of any policy issued by it which is subject to the terms of this Agreement, upon payment or other performance of its obligations in accordance with the terms of such policy.

     10.4  DISPOSITION OF INSURANCE POLICIES UPON TERMINATION OF AGREEMENT

          Employee shall have the option to purchase from Employer any and all insurance policies on his life maintained by Employer within sixty (60) days after termination of this Agreement. The purchase price shall be the fair market (cash surrender) value of said policies.

     11.  TERMINATION OF AGREEMENT

          Employee's employment with Employer shall be terminated and, except for the executory provisions hereof pertaining to deferred compensation and severance benefits, this Agreement shall be terminated upon any of the following events:

          (e)  Mutual agreement of Employee and Employer;

          (f)  Death of Employee;

          (g) Either party's failure to rectify a material breach of any of the terms, covenants and conditions contained herein within thirty (30) days after receiving written demand from the other party to cure such default;

          (h) Total disability of Employee which continues for three (3) consecutive months. For purposes of this paragraph, Employee shall be considered to be totally disabled if Employee is determined to be unable because of any physical or mental disability requiring the treatment of a physician, to engage in his regular occupation;

          (i) Employee's criminal misconduct or gross neglect of his duties which adversely impact Employer.

     12.  ASSIGNABILITY OF BENEFITS

          Except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization or attachment of any of the benefits under this Agreement shall be valid or recognized by Employer. Payment provided for by this Agreement shall not be subject to seizure for payment of any debts or judgments against Employee or any beneficiary named herein, nor shall Employee or any beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder.

     13.  BENEFICIARY DESIGNATION

          In the event of Employee's death, any remaining installments provided for in the deferred compensation arrangement set forth in Paragraph 5 hereof, or any other payments then owing to Employee hereunder, shall be paid one-half to Employee's spouse, if any, and one-half to Employee's then living issue by right of representation. The beneficiary named herein may be changed at any time and from time to time at the sole discretion of Employee upon written instruction to Employer.

     14.  HEADINGS AND TITLES

          The article, section and paragraph headings and titles of this Agreement are for convenience and ease of reference only, and do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

     15.  GOVERNING LAW

          This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California law.

     16.  ATTORNEYS' FEES

          If any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful prevailing party or parties shall be entitled to recover reasonable attorneys' fees and all other costs incurred in connection with pursuing such action or proceeding in addition to any other relief to which such parties may be entitled.

     17.  ARBITRATION

          Any dispute between the parties hereto arising out of or relating to this Agreement, the terms of conditions hereof, the breach hereof, any of the accountings or evaluations to be made pursuant hereto, or any other rights of the parties with respect hereto, shall be arbitrated in Los Angeles, California, before and pursuant to the then applicable rules and regulations of the American Arbitration Association, or any successor organization thereto. In any such proceeding, the arbitration panel shall determine who is the prevailing party and shall award to such party its reasonable attorneys', accountants' and other professional fees, and other costs incurred in connection with such proceeding. The award of the arbitration panel shall be final and binding upon the parties, and non-appealable, and may be entered into and enforced by any court of competent jurisdiction. Such court may add to the award of the arbitration panel additional reasonable attorneys' fees and costs incurred by the prevailing party in attempting to enforce such award. The parties hereto expressly incorporate herein by this reference the provisions of California Code of Civil Procedure, Section 1283.05.

     18.  AMENDMENT

          This Agreement may be amended, supplemented or varied at any time and in any and all respects only by an instrument in writing executed by each of the parties who are then subject hereto. Without limiting the generality of the foregoing, the parties may, in writing, extend the time for performance of any of the obligations contained herein, waive any inaccuracies in representations by the other contained herein or in any document delivered pursuant hereto, waive compliance by the other with any of the covenants contained in this Agreement, or the performance of any of the obligations by the other party.

     19.  WAIVER

          Unless mutually agreed to by the parties in writing, the failure of any party at any time to require performance by the other of any provision hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by any party of any breach of any provision hereof, whether or not agreed to in writing, be taken or held to be a waiver of any other term or provision of this Agreement. No extension of the time for performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

     20.  SEVERABILITY

          Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision, or the remaining provisions of this Agreement, each of which shall continue to be valid and binding upon the parties.

     21.  ENTIRE AGREEMENT

          This Agreement contains all of the terms and conditions of employment agreed upon by the parties. No other understanding, oral or otherwise, regarding the subject matter of this Agreement shall be deemed to exist or to bind either of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the day and year first above written.


"Employer"                                  PERCEPTRONICS,
                                            a California corporation


                                            By: /s/ AMOS FREEDY
                                               -------------------------------
                                                Amos Freedy, Ph.D.
                                                Chief Operating Officer



                                            By: /s/ SARAH A.S. GOLDBERG
                                               -------------------------------
                                                Sarah A.S. Goldberg
                                                Secretary

"Employee"                                     /s/ GERSHON WELTMAN
                                               -------------------------------
                                               Gershon Weltman, Ph.D.